Exhibit 10.2
AMENDMENT TO THE
BROWN SHOE COMPANY, INC.
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

WHEREAS, Brown Shoe Company, Inc. (“Company”) previously adopted the Brown Shoe Company, Inc. Deferred Compensation Plan for Non-Employee Directors (“Plan”); and

WHEREAS, the Company reserved the right to amend the Plan by action of the Board of Directors of the Company; and

WHEREAS, the Company desires to terminate the interests of Richard Liddy and Jerry Ritter under the Plan effective December 31, 2005; and

WHEREAS, in connection with such termination, the terminated portion of the interests in the Plan shall be distributed from the Plan no later than December 31, 2005;

NOW, THEREFORE, Section IX.B of the Plan is amended by adding the following to the end thereof:

“The Accounts of Richard Liddy and Jerry Ritter shall be terminated as of December 31, 2005. Such terminated Accounts shall be distributed no later than December 31, 2005, so that the entire Account balances as of December 31, 2005 are taxable to the distributees in 2005. For purposes of these distributions, the Accounts shall be valued as of December 1, 2005.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 1st day of December, 2005.

BROWN SHOE COMPANY, INC.

By __________________________________